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                                                                  EXECUTION COPY



                              GUARANTEE AGREEMENT

                                  by and among

                            A.C. MOORE INCORPORATED,
                                  as Borrower

                        A.C. MOORE ARTS & CRAFTS, INC.,
                            MOORESTOWN FINANCE, INC.,
                            BLACKWOOD ASSETS, INC.,

                     THE SUBSIDIARY GUARANTORS PARTY HERETO

                                      and

                         KEYBANK NATIONAL ASSOCIATION,
                             As Administrative Agent

                         ------------------------------

                           Dated as of August 3, 2001


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                               TABLE OF CONTENTS
                                                                            Page
ARTICLE 1. DEFINITIONS ......................................................  1
Section 1.1 Definitions......................................................  1
Section 1.2 Rules of Interpretation .........................................  2

ARTICLE 2. GUARANTEE; FRAUDULENT TRANSFER, ETC.; CONTRIBUTION ...............  2
Section 2.1 Guarantee .......................................................  2
Section 2.2 Guarantee of Payment ............................................  2
Section 2.3 Fraudulent Transfer .............................................  2
Section 2.4 Contributions ...................................................  3

ARTICLE 3. OBLIGATIONS NOT WAIVED  ..........................................  4

ARTICLE 4. SECURITY .........................................................  4

ARTICLE 5. NO DISCHARGE OR DIMINISHMENT OF GUARANTEE ........................  4

ARTICLE 6. DEFENSES OF BORROWER WAIVED  .....................................  4

ARTICLE 7. AGREEMENT TO PAY; SUBORDINATION  .................................  5

ARTICLE 8. INFORMATION ......................................................  5

ARTICLE 9. REPRESENTATIONS AND WARRANTIES    ................................  6

Section 9.1 Organization; Powers     ........................................  6
Section 9.2 Authorization; Enforceability ...................................  6
Section 9.3 Governmental Approvals; No Conflicts  ...........................  6
Section 9.4 Properties ......................................................  6
Section 9.5 Litigation and Environmental Matters  ...........................  7
Section 9.6 Compliance with Laws and Agreements .............................  7
Section 9.7 Investment and Holding Company Status       .....................  7
Section 9.8 Taxes       .....................................................  7
Section 9.9 ERISA       .....................................................  8
Section 9.10 Disclosure .....................................................  8
Section 9.11 Subsidiaries     ...............................................  8
Section 9.12 Insurance  .....................................................  8
Section 9.13 Labor Matters   ................................................  8
Section 9.14 Solvency  ......................................................  9
Section 9.15 Federal Reserve Regulations ....................................  9
Section 9.16 Financial Statements   .........................................  9

ARTICLE 10. AFFIRMATIVE COVENANTS    ........................................ 10

Section 10.1 Financial Statements and Other Information ..................... 10
Section 10.2 Notices of Material Events ..................................... 11
Section 10.3 Existence; Conduct of Business     ............................. 11
Section 10.4 Payment and Performance of Obligations ......................... 11
Section 10.5 Maintenance of Properties ...................................... 12
Section 10.6 Books and Records; Inspection Rights ........................... 12
Section 10.7 Compliance with Laws ........................................... 12
Section 10.8 Information Regarding Collateral ................................12
Section 10.9 Insurance ...................................................... 13
Section 10.10 Casualty and Condemnation ..................................... 13
Section 10.11 Additional Subsidiaries ....................................... 13
Section 10.12 Further Assurances ............................................ 14
Section 10.13 Environmental Compliance ...................................... 15
Section 10.14 Net Proceeds .................................................. 15
Section 10.15 Landlord Consent Agreements ................................... 15

ARTICLE 11. NEGATIVE COVENANTS .............................................. 16

Section 11.1 Indebtedness ................................................... 16
Section 11.2 Liens 17
Section 11.3 Fundamental Changes ............................................ 18
Section 11.4 Investments, Loans, Advances, Guarantees and Acquisitions ...... 18
Section 11.5 Asset Sales .................................................... 19
Section 11.6 Sale and Lease-Back Transactions ............................... 20
Section 11.7 Hedging Agreements ............................................. 20
Section 11.8 Restricted Payments ............................................ 20
Section 11.9 Restrictive Agreements ......................................... 20
Section 11.10 Organizational Documents ...................................... 21


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ARTICLE 12. TERMINATION ..................................................... 21

ARTICLE 13. BINDING EFFECT; SEVERAL AGREEMENT; ASSIGNMENTS .................. 21

ARTICLE 14. WAIVERS; AMENDMENT .............................................. 22
Section 14.1 No Waiver ...................................................... 22
Section 14.2 Amendments, etc ................................................ 22

ARTICLE 15. NOTICES ......................................................... 22

ARTICLE 16. SURVIVAL OF AGREEMENT; SEVERABILITY ............................. 22
Section 16.1 Survival of Agreement .......................................... 22
Section 16.2 Severability ................................................... 23

ARTICLE 17. ADDITIONAL GUARANTORS ........................................... 23

ARTICLE 18. RIGHT OF SETOFF ................................................. 23

ARTICLE 19. GOVERNING LAW; JURISDICTION; VENUE; WAIVER OF JURY TRIAL ........ 23

Section 19.1 GOVERNING LAW .................................................. 23
Section 19.2 Consent to Jurisdiction ........................................ 24
Section 19.3 Waiver of Objection to Venue ................................... 24
Section 19.4 Consent to Service of Process .................................. 24
Section 19.5 WAIVER OF JURY TRIAL ........................................... 24

ARTICLE 20. MISCELLANEOUS ................................................... 25
Section 20.1 Headings ....................................................... 25
Section 20.2 Counterparts ................................................... 25

SCHEDULES:
========================================================================
Schedule I       |        List of Subsidiary Guarantors
-----------------|-------------------------------------------------------
Schedule 9.4     |        List of Real Property
-----------------|-------------------------------------------------------
Schedule 9.11    |        List of Parent Group Members
-----------------|-------------------------------------------------------
Schedule 9.12    |        List of Insurance
-----------------|-------------------------------------------------------
Schedule 11.1    |        List of Existing Indebtedness
-----------------|-------------------------------------------------------
Schedule 11.2    |        List of Existing Liens
-----------------|-------------------------------------------------------
Schedule 11.4    |        List of Existing Investments
-----------------|-------------------------------------------------------
Schedule 11.10   |        List of Existing Restrictions
=========================================================================

Annex 1     Form of Supplement


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         GUARANTEE AGREEMENT, dated as of August 3, 2001 among A.C. MOORE ARTS &
CRAFTS INC., a Pennsylvania corporation (the "Parent"), A.C. MOORE INCORPORATED, a Delaware corporation (the "Borrower"), MOORESTOWN FINANCE, INC., a Delaware corporation, BLACKWOOD ASSETS, INC., a Delaware corporation, each of the subsidiaries of the Borrower listed on Schedule I hereto (each such subsidiary, individually, a "Subsidiary Guarantor" and, collectively, the "Subsidiary Guarantors"; the Parent, Moorestown Finance, Inc., Blackwood Assets, Inc., and the Subsidiary Guarantors are sometimes referred to collectively herein as the "Guarantors"), and KEYBANK NATIONAL ASSOCIATION, as administrative agent under the Credit Agreement referred to in the next paragraph acting on behalf of the Secured Parties (as defined in such Credit Agreement).

         Reference is made to the Credit Agreement, dated as of August 3, 2001, among the Borrower, the Lenders from time to time party thereto and KeyBank National Association, as Administrative Agent (as amended, supplemented or otherwise modified from time to time, the "Credit Agreement").

         The Lenders have agreed to make Loans to, and the Issuing Bank has agreed to issue Letters of Credit for the account of, the Borrower pursuant to, and upon the terms and subject to the conditions specified in, the Credit Agreement. The Borrower is a wholly-owned subsidiary of the Parent, and each of the Guarantors is a direct or indirect subsidiary wholly-owned of the Parent. Each Guarantor acknowledges that (i) it will derive substantial benefit from the making of the Loans and the issuance of the Letters of Credit and (ii) the execution and delivery by the Guarantors and the Borrower of this Guarantee Agreement is a condition precedent to the effectiveness of the Credit Agreement, and the Credit Parties would not have entered into the Credit Agreement if the Guarantors and the Borrower had not executed and delivered this Guarantee Agreement.

         Accordingly, the parties hereto agree as follows:

ARTICLE 1. DEFINITIONS

         Section 1.1 Definitions

         (a) Terms Used in the Credit Agreement. Capitalized terms used herein and not defined herein, and the term "subsidiary", shall have the meanings assigned to such terms in the Credit Agreement.

         (b) Other Defined Terms. When used in this Guarantee Agreement, the following capitalized terms shall have the respective meanings ascribed thereto as follows:

         "Parent Group" means the Parent and any subsidiary of the Parent.

         "Parent Group Member" means each member of the Parent Group.


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Section 1.2 Rules of Interpretation

         The rules of interpretation specified in Sections 1.2, 1.3 and 1.4 of the Credit Agreement shall be applicable to this Guarantee Agreement.

ARTICLE 2. GUARANTEE; FRAUDULENT TRANSFER, ETC.; CONTRIBUTION

         Section 2.1 Guarantee

         Each Guarantor unconditionally guarantees, jointly with the other Guarantors and severally, as a primary loan party and not merely as a surety, the Obligations. Each Guarantor further agrees that the Obligations may be extended or renewed, in whole or in part, without notice to or further assent from it and that it will remain bound upon its guarantee notwithstanding any extension or renewal of any Obligation.

         Section 2.2 Guarantee of Payment

         Each Guarantor further agrees that its guarantee hereunder constitutes a guarantee of payment when due and not of collection, and waives any right to require that any resort be had by the Administrative Agent or any other Secured Party to any of the security held for payment of the Obligations or to any balance of any deposit account or credit on the books of the Administrative Agent or any other Secured Party in favor of the Borrower or any other person.

         Section 2.3 Fraudulent Transfer

         Anything in this Guarantee Agreement to the contrary notwithstanding,
(i) the obligations of each Subsidiary Guarantor hereunder shall be limited to a maximum aggregate amount equal to the greatest amount that would not render such Subsidiary Guarantor's obligations hereunder subject to avoidance as a fraudulent transfer, obligation or conveyance under Section 548 of Title 11 of the United States Code or any provisions of applicable state law (collectively, the "Fraudulent Transfer Laws"), in each case after giving effect to all other liabilities of such Subsidiary Guarantor, contingent or otherwise, that are relevant under the Fraudulent Transfer Laws (specifically excluding, however, any liabilities of such Subsidiary Guarantor (A) in respect of intercompany debt owed or owing to the Parent or Affiliates of the Parent to the extent that such debt would be discharged in an amount equal to the amount paid by such Subsidiary Guarantor hereunder and (B) under any Guarantee of senior unsecured debt or Indebtedness subordinated in right of payment to the Obligations, which Guarantee contains a limitation as to maximum amount similar to that set forth in this clause (i), pursuant to which the liability of such Subsidiary Guarantor hereunder is included in the liabilities taken into account in determining such maximum amount) and after giving effect as assets to the value (as determined under the applicable provisions of the Fraudulent Transfer Laws) of any rights to subrogation, contribution, reimbursement, indemnity or similar rights of such Subsidiary Guarantor pursuant to (I) applicable law or (II) any agreement providing for an equitable allocation among such Subsidiary Guarantor and other Affiliates of the Borrower of obligations arising under guarantees by such parties (including the agreements described in Section 2.4) and (ii) each Parent Group Member expressly waives any and all rights of subrogation, reimbursement, indemnity, exoneration, contribution or any other claim that it may now or hereafter have against the Borrower, any other Loan Party, any other guarantor or any other Person directly or contingently liable for the Obligations, or against or with respect to the property of the Borrower, such other Loan Party, such other guarantor or such other Person, arising from the existence or performance hereof, and, in furtherance, and not in limitation, of the preceding waiver, each Parent Group Member agrees that, in the event that any money or property shall be transferred to any Credit Party by such Parent Group Member pursuant to this Guarantee Agreement in reduction of the Obligations, such transfer shall be deemed to be a contribution to the capital of the applicable Loan Party, other guarantor or other Person (in the case of the transfer of property, in an amount equal to the fair market value of the property so transferred) as of the date of such transfer, and any such transfer shall not cause such Parent Group Member to be a creditor of such Loan Party.

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         Section 2.4 Contributions

         In addition to all rights of indemnity and subrogation the Subsidiary Guarantors may have under applicable law (but subject to this paragraph), the Borrower agrees that (i) in the event a payment shall be made by any Subsidiary Guarantor hereunder, the Borrower shall indemnify such Subsidiary Guarantor for the full amount of such payment, and such Subsidiary Guarantor shall be subrogated to the rights of the Person to whom such payments shall have been made to the extent of such payment, and (ii) in the event that any assets of any Subsidiary Guarantor shall be sold pursuant to any Loan Document to satisfy any claim of any Secured Party, the Borrower shall indemnify such Subsidiary Guarantor in an amount equal to the greater of the book value or the fair market value of the assets so sold. Each Subsidiary Guarantor (a "Contributing Subsidiary Guarantor") agrees (subject to this paragraph) that, in the event a payment shall be made by any other Subsidiary Guarantor hereunder or assets of any other Subsidiary Guarantor shall be sold pursuant to any Loan Document to satisfy a claim of any Secured Party and such other Subsidiary Guarantor (the "Claiming Subsidiary Guarantor") shall not have been fully indemnified by the Borrower as provided in this paragraph, the Contributing Subsidiary Guarantor shall indemnify the Claiming Subsidiary Guarantor in an amount equal to the amount of such payment or the greater of the book value or the fair market value of such assets, as applicable, in each case multiplied by a fraction of which the numerator shall be the net worth of the Contributing Subsidiary Guarantor on the date hereof and the denominator shall be the aggregate net worth of all the Subsidiary Guarantors on the date hereof (or, in the case of any Subsidiary Guarantor becoming a party hereto pursuant to Article 17, the date of the Supplement hereto executed and delivered by such Subsidiary Guarantor). Any Contributing Subsidiary Guarantor making any payment to a Claiming Subsidiary Guarantor pursuant to this paragraph shall be subrogated to the rights of such Claiming Subsidiary Guarantor under this paragraph to the extent of such payment. Notwithstanding any provision of this paragraph to the contrary, all rights of the Subsidiary Guarantors under this paragraph and all other rights of indemnity, contribution or subrogation under applicable law or otherwise shall be fully subordinated to the final and indefeasible payment in full in cash of the Obligations. No failure on the part of the Borrower or any Subsidiary Guarantor to make the payments required by this paragraph (or any other payments required under applicable law or otherwise) shall in any respect limit the obligations and liabilities of any Subsidiary Guarantor with respect to its obligations under this paragraph, and each Subsidiary Guarantor shall remain liable for the full amount of the obligations of such Subsidiary Guarantor under this paragraph.

ARTICLE 3. OBLIGATIONS NOT WAIVED

         To the fullest extent permitted by applicable law, each Guarantor waives presentment to, demand of payment from, and protest to any Loan Party of any of the Obligations, and also waives notice of acceptance of its guarantee and notice of protest for nonpayment. To the fullest extent permitted by applicable law, the obligations of each Guarantor hereunder shall not be affected by (i) the failure of the Administrative Agent or any other Secured Party to assert any claim or demand or to enforce or exercise any right or remedy against the Borrower or any other Guarantor under the provisions of the Credit Agreement or any other Loan Document, or otherwise, (ii) any rescission, waiver, amendment or modification of, or any release from, any of the terms or provisions of this Guarantee Agreement, any other Loan Document, any Guarantee or any other agreement, including with respect to any other Guarantor under this Guarantee Agreement or (iii) the failure to perfect any security interest in, or the release of, any of the security held by or on behalf of the Administrative Agent or any other Secured Party.

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ARTICLE 4. SECURITY

         Each Guarantor authorizes the Administrative Agent and each other Secured Party to (i) take and hold security for the payment of the obligations under this Guarantee Agreement pursuant to the Security Documents and the Obligations and exchange, enforce, waive and release any such security, (ii) apply such security and direct the order or manner of sale thereof in accordance with the Loan Documents and (iii) release or substitute any one or more endorsees, other Guarantors or other loan parties.

ARTICLE 5. NO DISCHARGE OR DIMINISHMENT OF GUARANTEE

         The obligations of each Guarantor hereunder shall not be subject to any reduction, limitation, impairment or termination for any reason (other than the final and indefeasible payment in full in cash of the Obligations), including any claim of waiver, release, surrender, alteration or compromise of any of the Obligations, and shall not be subject to any defense or setoff, counterclaim, recoupment or termination whatsoever by reason of the invalidity, illegality or unenforceability of the Obligations or otherwise. Without limiting the generality of the foregoing, the obligations of each Guarantor hereunder shall not be discharged or impaired or otherwise affected by the failure of the Administrative Agent or any other Secured Party to assert any claim or demand or to enforce any remedy under the Credit Agreement, any other Loan Document or any other agreement, by any waiver or modification of any provision of any thereof, by any default, failure or delay, willful or otherwise, in the performance of the Obligations, or by any other act or omission that may or might in any manner or to any extent vary the risk of any Guarantor or that would otherwise operate as a discharge of any Guarantor as a matter of law or equity (other than the final and indefeasible payment in full in cash of all the Obligations).

ARTICLE 6. DEFENSES OF BORROWER WAIVED

         To the fullest extent permitted by applicable law, each of the Guarantors waives any defense based on or arising out of any defense of the Borrower or any other Loan Party or the unenforceability of the Obligations or any part thereof from any cause, or the cessation from any cause of the liability of the Borrower or any other Loan Party, other than the final and indefeasible payment in full in cash of the Obligations. The Administrative Agent and the other Secured Parties may, at their election, foreclose on any security held by one or more of them by one or more judicial or nonjudicial sales, accept an assignment of any such security in lieu of foreclosure, compromise or adjust any part of the Obligations, make any other accommodation with any Loan Party or exercise any other right or remedy available to them against any Loan Party, without affecting or impairing in any way the liability of any Guarantor hereunder except to the extent the Obligations have been fully, finally and indefeasibly paid in cash. Pursuant to applicable law, each Guarantor waives any defense arising out of any such election even though such election operates, pursuant to applicable law, to impair or to extinguish any right of reimbursement or subrogation or other right or remedy of such Guarantor against the Borrower or any other Guarantor, as applicable, or any security.

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ARTICLE 7. AGREEMENT TO PAY; SUBORDINATION

         In furtherance of the foregoing and not in limitation of any other right that the Administrative Agent or any other Secured Party has at law or in equity against any Guarantor by virtue hereof, upon the failure of any Loan Party to pay any Obligation when and as the same shall become due, whether at maturity, by acceleration, after notice of prepayment or otherwise, each Guarantor hereby promises to and will forthwith pay, or cause to be paid, to the Administrative Agent or such other Secured Party as designated thereby in cash the amount of such unpaid Obligations. Upon payment by any Guarantor of any sums to the Administrative Agent or any Secured Party as provided above, all rights of such Guarantor against the applicable Loan Party arising as a result thereof by way of right of subrogation, contribution, reimbursement, indemnity or otherwise shall in all respects be subordinate and junior in right of payment to the prior final and indefeasible payment in full in cash of the Obligations. In addition, any debt of any Loan Party now or hereafter held by any Guarantor is hereby subordinated in right of payment to the prior final and indefeasible payment in full in cash of the Obligations. If any amount shall erroneously be paid to any Guarantor on account of (i) such subrogation, contribution, reimbursement, indemnity or similar right or (ii) any such debt of such Loan Party, such amount shall be held in trust for the benefit of the Secured Parties and shall forthwith be paid to the Administrative Agent to be credited against the payment of the Obligations, whether matured or unmatured, in accordance with the terms of the Loan Documents.

ARTICLE 8. INFORMATION

         Each Guarantor assumes all responsibility for being and keeping itself informed of each Loan Party's financial condition and assets, and of all other circumstances bearing upon the risk of nonpayment of the Obligations and the nature, scope and extent of the risks that such Guarantor assumes and incurs hereunder, and agrees that none of the Administrative Agent or the other Secured Parties will have any duty to advise any of the Guarantors of information known to it or any of them regarding such circumstances or risks.

ARTICLE 9. REPRESENTATIONS AND WARRANTIES

         Each of the Subsidiary Guarantors represents and warrants as to itself that all representations and warranties relating to it contained in the Credit Agreement are true and correct. Each Parent Group Member represents and warrants as follows:

         Section 9.1 Organization; Powers

         Each Parent Group Member is duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization, has all requisite power and authority to carry on its business as now conducted and, except where the failure to do so, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect, is qualified to do business in, and is in good standing in, every jurisdiction where such qualification is required.

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         Section 9.2 Authorization; Enforceability

         The Transactions are within the corporate, partnership or other analogous powers of each Parent Group Member to the extent it is a party thereto and have been duly authorized by all necessary corporate, partnership or other similar analogous and, if required, equity holder action. Each Loan Document has been duly executed and delivered by each Parent Group Member to the extent it is a party thereto and constitutes a legal, valid and binding obligation thereof, enforceable in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting creditors' rights generally.

         Section 9.3 Governmental Approvals; No Conflicts

         The Transactions (i) do not require any consent or approval of, registration or filing with, or any other action by, any Governmental Authority, except such as have been obtained or made and are in full force and effect, (ii) will not violate any applicable law or regulation or the charter, by-laws or other organizational documents of any Parent Group Member or any order of any Governmental Authority, (iii) will not violate or result in a default under any material indenture, agreement or other instrument binding upon any Parent Group Member or its assets, or give rise to a right thereunder to require any payment to be made by any Parent Group Member, and (iv) will not result in the creation or imposition of any Lien on any asset of any Parent Group Member (other than Liens permitted by Section 11.2).

         Section 9.4 Properties

(a) Each Parent Group Member has good title to, or valid leasehold interests in, all its real and personal property material to its business, except for minor defects in title that do not interfere with its ability to conduct its business as currently conducted or to utilize such properties for their intended purposes.

         (b) Each Parent Group Member owns, or is entitled to use, all trademarks, trade names, copyrights, patents and other intellectual property material to its business, and the use thereof by any Parent Group Member does not infringe upon the rights of any other Person, except for any such infringements that, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect.

         (b) Schedule 9.4 sets forth the address of each item of real property that is owned or leased by any Parent Group Member on the date hereof.

         Section 9.5 Litigation and Environmental Matters

         (a) There are no actions, suits or proceedings by or before any arbitrator or Governmental Authority pending against or, to the knowledge of any Parent Group Member, threatened against or affecting the Parent or any of its subsidiaries (i) that, if adversely determined (and there exists a reasonable possibility of such adverse determination), could reasonably be expected, individually or in the aggregate, to result in a Material Adverse Effect (other than the Disclosed Matters) or (ii) that involve any Loan Document or the Transactions.

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         (b) Except for the Disclosed Matters and except with respect to any other matters that, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect, no Parent Group Member (i) has failed to comply with any Environmental Law or to obtain, maintain or comply with any permit, license or other approval required under any Environmental Law,
(ii) has become subject to any Environmental Liability, (iii) has received notice of any claim with respect to any Environmental Liability or (iv) knows of any basis for any Environmental Liability.

         (c) Since the Agreement Date, there has been no change in the status of the Disclosed Matters that, individually or in the aggregate, has resulted in, or materially increased the likelihood of, a Material Adverse Effect.

         Section 9.6 Compliance with Laws and Agreements

         Each Parent Group Member is in compliance with all laws, regulations and orders of any Governmental Authority applicable to it or its property and all indentures, agreements and other instruments binding upon it or its property, except where the failure to do so, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect. No Default has occurred and is continuing.

         Section 9.7 Investment and Holding Company Status

         No Parent Group Member is (i) an "investment company" as defined in, or subject to regulation under, the Investment Company Act of 1940 or (ii) a "holding company" as defined in, or subject to regulation under, the Public Utility Holding Company Act of 1935.

         Section 9.8 Taxes

Each Parent Group Member has timely filed or caused to be filed all Tax returns and reports required to have been filed and has paid or caused to be paid all Taxes required to have been paid by it, except (i) Taxes that are being contested in good faith by appropriate proceedings and for which the applicable Parent Group Member, has set aside on its books adequate reserves or (ii) to the extent that the failure to do so could not reasonably be expected to result in a Material Adverse Effect.

         Section 9.9 ERISA

         No ERISA Event has occurred or is reasonably expected to occur that, when taken together with all other such ERISA Events for which liability is reasonably expected to occur, could reasonably be expected to result in a Material Adverse Effect. The present value of all accumulated benefit obligations under each Plan did not, as of the date of the most recent financial statements reflecting such amounts, exceed by more than $2,000,000 the fair market value of the assets of such Plan, and the present value of all accumulated benefit obligations of all underfunded Plans did not, as of the date of the most recent financial statements reflecting such amounts, exceed by more than $2,000,000 the fair market value of the assets of all such underfunded Plans.

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         Section 9.10 Disclosure

         Each Parent Group Member has disclosed to the Credit Parties all agreements, instruments and corporate or other restrictions to which it or any of its subsidiaries is subject, and all other matters known to it, that, individually or in the aggregate, could reasonably be expected to result in a Material Adverse Effect. None of the reports, financial statements, certificates or other information furnished by or on behalf of each Parent Group Member to any Credit Party in connection with the negotiation of the Loan Documents or delivered thereunder (as modified or supplemented by other information so furnished) contains any material misstatement of fact or omits to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, provided that, with respect to projected financial information, the Parent represents only that such information was prepared in good faith based upon assumptions believed to be reasonable at the time.

         Section 9.11 Subsidiaries

         Schedule 9.11 sets forth the name of, and the ownership interest of each Parent Group Member in, each of its subsidiaries and identifies each such subsidiary that is a Guarantor, in each case on the Agreement Date.

         Section 9.12 Insurance

         Schedule 9.12 sets forth a description of all insurance maintained by or on behalf of each Parent Group Member on the Agreement Date. As of the Agreement Date, all premiums in respect of such insurance that are due and payable have been paid.

         Section 9.13 Labor Matters

         Except for the Disclosed Matters, (i) there are no strikes, lockouts or slowdowns against any Parent Group Member pending or, to the knowledge of the any Parent Group Member, threatened, (ii) the hours worked by and payments made to employees of any Parent Group Member have not been in violation of the Fair Labor Standards Act or any other applicable Federal, state, local or foreign law dealing with such matters, except where any such violations, individually and in the aggregate, would not be reasonably likely to result in a Material Adverse Effect, (iii) all material payments due from any Parent Group Member, or for which any claim may be made against any Parent Group Member, on account of wages and employee health and welfare insurance and other benefits, have been paid or accrued as a liability on the books of any Parent Group Member and (iv) the consummation of the Transactions will not give rise to any right of termination or right of renegotiation on the part of any union under any collective bargaining agreement to which any Parent Group Member is bound.

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         Section 9.14 Solvency

         Immediately after the consummation of each Transaction, (i) the fair value of the assets of each Parent Group Member, at a fair valuation, will exceed its debts and liabilities, subordinated, contingent or otherwise, (ii) the present fair saleable value of the property of each Parent Group Member, will be greater than the amount that will be required to pay the probable liability of its debts and other liabilities, subordinated, contingent or otherwise, as such debts and other liabilities become absolute and matured,
(iii) each Parent Group Member will be able to pay its debts and liabilities, subordinated, contingent or otherwise, as such debts and liabilities become absolute and matured and (iv) each Parent Group Member will not have unreasonably small capital with which to conduct the business in which it is engaged as such business is now conducted and is proposed to be conducted following such date.

         Section 9.15 Federal Reserve Regulations

         (a) No Parent Group Member is engaged principally, or as one of its important activities, in the business of extending credit for the purpose of buying or carrying Margin Stock.

         (b) No part of the proceeds of any Loan or any Letter of Credit will be used, whether directly or indirectly, and whether immediately, incidentally or ultimately, to purchase, acquire or carry any Margin Stock or for any purpose that entails a violation of, or that is inconsistent with, the provisions of the regulations of the Board, including Regulation T, U or X.

         Section 9.16 Financial Statements

         (a) The Parent has furnished or caused to be furnished to each Credit Party a copy of its (A) Annual Report on Form 10-K in respect of its fiscal year ended December 31, 2000, together with the financial statements required to be attached thereto and (B) Form 10-Q for the fiscal quarter ended March 31, 2001 together with the financial statements required to be attached thereto. Such financial statements present fairly, in all material respects, the financial position and results of operations and cash flows of the Parent and its consolidated subsidiaries as of such dates and for such periods in accordance with GAAP, subject to year-end audit adjustments and the absence of footnotes in the case of the quarterly statements referred to above. Except as fully reflected in such financial statements, there are no material liabilities or obligations with respect to the Parent or any of its consolidated subsidiaries of any nature whatsoever (whether absolute, contingent or otherwise and whether or not due).

         (b) Since December 31, 2000, there has been no material adverse change in the business, assets, operations, prospects or condition, financial or otherwise, of the Parent Group Members, taken as a whole.

ARTICLE 10. AFFIRMATIVE COVENANTS

         Until the Revolving Commitments have expired or been terminated and the principal of and interest on each Loan and all fees and other amounts payable under the Loan Documents shall have been paid in full and all Letters of Credit have expired and all LC Disbursements have been reimbursed, each Parent Group Member covenants and agrees with the Credit Parties that:

         Section 10.1 Financial Statements and Other Information

         The Parent will furnish or cause to be furnished to the Administrative
Agent:

         (a) within 90 days after the end of each fiscal year of the Parent, a copy of the Parent's Annual Report on Form 10-K in respect of such fiscal year, together with the financial statements required to be attached thereto, provided that if the Parent shall not be required to file an Annual Report on Form 10-K for any fiscal year, in lieu thereof, the Parent shall deliver a copy of its consolidated balance sheet as at the end of such fiscal year, together with the related consolidated statements of operations, stockholders' equity and cash flows as of and through the end of such fiscal year. The consolidated financial statements referred to herein shall be reported on by PricewaterhouseCoopers LLP or other independent public accountants of recognized national standing (without a "going concern" or like qualification or exception and without any qualification or exception as to the scope of such audit) to the effect that such consolidated financial statements present fairly in all material respects the financial condition and results of operations of the Parent and its consolidated subsidiaries, on a consolidated basis in accordance with GAAP consistently applied.

         (b) As soon as available, but in any event not later than 45 days after the end of each of the first three quarterly accounting periods in each fiscal year of the Parent a copy of the Parent's Quarterly Report on Form 10-Q in respect of such fiscal quarter, together with the financial statements required to be attached, provided that if the Parent shall not be required to file a Quarterly Report on Form 10-K for any fiscal quarter, in lieu thereof, the Parent shall deliver a copy of its consolidated balance sheet as at the end of such fiscal quarter, together with the related consolidated statements of operations and cash flows as of and through the end of such fiscal quarter and for the elapsed portion of the fiscal year through such date. The statements referred to in this subsection (b) shall be certified by the chief financial officer of the Parent as being complete and correct in all material respects and as presenting fairly the consolidated financial condition and the consolidated results of operations of the Parent and its consolidated subsidiaries.

         (c) Concurrently with any delivery of financial statements under clause
(a) above, a certificate of the accounting firm that reported on such financial statements stating whether they obtained knowledge during the course of their examination of such financial statements of any

Default (which certificate may be limited to the extent required by accounting rules or guidelines).

         (d) Promptly after the same become publicly available, copies of all periodic and other reports, proxy statements and other materials filed by any Parent Group Member with the Securities and Exchange Commission, or any Governmental Authority succeeding to any or all of the functions of said Commission, or with any national securities exchange, or distributed by any Parent Group Member to its shareholders generally, as the case may be.

         (e) Promptly following any request therefor, such other information regarding the operations, business, affairs and financial condition of the Parent or any Parent Group Member, including information regarding the issuance of any equity securities, or compliance with the terms of the Loan Documents, as any Credit Party may reasonably request.

         Section 10.2 Notices of Material Events

         The Parent will furnish or cause to be furnished to the Administrative Agent and each Lender prompt written notice of the following:

         (a) the occurrence of any Default;

         (b) the filing or commencement of any action, suit or proceeding by or before any arbitrator or Governmental Authority against or affecting the Parent or any Affiliate thereof that, if adversely determined, could in the good faith opinion of the Parent reasonably be expected to result in a Material Adverse Effect;

         (c) any other development that results in, or could reasonably be expected to result in, a Material Adverse Effect.

Each notice delivered under this Section shall be accompanied by a statement of the chief financial officer or other executive officer of the Parent setting forth the details of the event or development requiring such notice and any action taken or proposed to be taken with respect thereto.

         Section 10.3 Existence; Conduct of Business

         The Parent will, and will cause each other Parent Group Member to, do or cause to be done all things necessary to preserve, renew and keep in full force and effect its legal existence and the rights, licenses, permits, privileges and franchises material to the conduct of its business, provided that the foregoing shall not prohibit any merger, consolidation, liquidation or dissolution permitted under Section 11.3.

         Section 10.4 Payment and Performance of Obligations

         The Parent will, and will cause each other Parent Group Member to, pay or perform its obligations, including Tax liabilities, that, if not paid or performed, could reasonably be expected to result in a Material Adverse Effect before the same shall become delinquent or in default, except where (i) the validity or amount thereof is being contested in good faith by appropriate proceedings, (ii) such Parent Group Member has set aside on its books adequate reserves with respect thereto in accordance with GAAP and (iii) the failure to make payment pending such contest could not reasonably be expected to result in a Material Adverse Effect.

         Section 10.5 Maintenance of Properties

         The Parent will, and will cause each other Parent Group Member to, keep and maintain all property material to the conduct of its business in good working order and condition, ordinary wear and tear excepted.

         Section 10.6 Books and Records; Inspection Rights

         The Parent will, and will cause each other Parent Group Member to, keep proper books of record and account in which full, true and correct entries are made of all dealings and transactions in relation to its business and activities. The Parent will, and will cause each other Parent Group Member to, permit any representatives designated by the Administrative Agent or any Lender, upon reasonable prior notice, to visit and inspect its properties, to examine and make extracts from its books and records, and to discuss its affairs, finances and condition with its officers and independent accountants, all at such reasonable times and as often as reasonably requested and all at the expense of the Parent.

         Section 10.7 Compliance with Laws

         The Parent will, and will cause each other Parent Group Member to, comply with all laws, rules, regulations and orders of any Governmental Authority applicable to it or its property, except where the failure to do so, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect.

         Section 10.8 Information Regarding Collateral

         The Parent will furnish to the Administrative Agent prompt written notice of any change in (i) the legal name or jurisdiction of incorporation or formation of any Parent Group Member or in any trade name used to identify it in the conduct of its business or in the ownership of its properties, (ii) the location of the chief executive office of any Parent Group Member, its principal place of business, any office in which it maintains books or records relating to Collateral owned or held by it or on its behalf or, except as provided in the applicable Security Documents, any office or facility at which Collateral owned or held by it or on its behalf with an aggregate book value in excess of $10,000 is located (including the establishment of any such new office or facility),
(iii) the identity or organizational structure of any Parent Group Member such that a filed financing statement becomes misleading or (iv) the Federal Taxpayer Identification Number of any Parent Group Member. Each Parent Group Member agrees not to effect or permit any change referred to in the preceding sentence unless all filings have been made under the Uniform Commercial Code or otherwise that are required in order for the Administrative Agent to continue at all times following such change to have a valid, legal and perfected security interest in all the Collateral. Each Parent Group Member also agrees promptly to notify the Administrative Agent if any material portion of the Collateral is damaged or destroyed.

         Section 10.9 Insurance

         The Parent will, and will cause each other Parent Group Member to, maintain, with financially sound and reputable insurance companies, (i) adequate insurance for its insurable properties, all to such extent and against such risks, including fire, casualty and other risks insured against by extended coverage, as is customary with companies in the same or similar businesses operating in the same or similar locations and (ii) such other insurance as is required pursuant to the terms of any Security Document.

         Section 10.10 Casualty and Condemnation

         (a) The Parent will furnish to the Credit Parties prompt written notice of any casualty or other insured damage to any portion of any property owned or held by or on behalf of any Parent Group Member or the commencement of any action or proceeding for the taking of any such property or any part thereof or interest therein under power of eminent domain or by condemnation or similar proceeding.

         (b) If any Reduction Event results in Net Proceeds (whether in the form of insurance proceeds, condemnation award or otherwise), the Administrative Agent is authorized to collect such Net Proceeds and, if received by the Parent or any or any of its subsidiaries, such Net Proceeds shall be paid over to the Administrative Agent, provided that (i) to the extent that the Parent or any of its subsidiaries intends to use any such Net Proceeds to repair, restore, reinvest or replace assets of the Borrower or any of the Guarantors as provided in the proviso of the definition of the term "Net Proceeds", the Administrative Agent shall, subject to the provision of such proviso, deliver such Net Proceeds to the Parent or the Borrower, as applicable, (ii) otherwise, the Administrative Agent shall, and the Parent hereby authorizes the Administrative Agent to, apply such Net Proceeds, to the extent that they are Net Proceeds, to prepay the Loans in accordance with Section 2.7 of the Credit Agreement and (iii) all proceeds of business interruption insurance shall be paid over to the Parent or the Borrower, as applicable, unless a Default has occurred and is continuing.

         (c) All proceeds received by or paid to the Administrative Agent that do not constitute Net Proceeds shall be paid over to the Parent or the Borrower, as applicable, on behalf of the relevant Loan Parties, unless an Event of Default has occurred and is continuing.

         Section 10.11 Additional Subsidiaries

         If any Parent Group Member (other than a Parent Group Member that is a party to the Guarantee Agreement and the Security Agreement) is formed or acquired after the Agreement Date, the Parent will notify the Credit Parties in writing thereof not later than the tenth Business Day after the date on which such Parent Group Member is formed or acquired and (i) the Parent will cause such Parent Group Member to (a) execute and deliver each applicable Guarantee Document (or otherwise become a party thereto in the manner provided therein) and become a party to each applicable Security Document in the manner provided therein, in each case not later than the tenth Business Day after the date on which such Parent Group Member is formed or acquired and (b) promptly take such actions to create and perfect Liens on such Parent Group Member's assets to secure the Obligations as the Administrative Agent or the Required Lenders shall reasonably request and (ii) if any Equity Interests issued by any such Parent Group Member are owned or held by or on behalf of the Parent or any other Guarantor or any loans, advances or other debt is owed or owing by any such Parent Group Member to the Parent or any other Guarantor, the Parent will cause such Equity Interests and promissory notes and other instruments evidencing such loans, advances and other debt to be pledged pursuant to the Security Documents not later than the tenth Business Day after the date on which such subsidiary is formed or acquired.

         Section 10.12 Further Assurances

         (a) The Parent will, and will cause each other Parent Group Member to, execute any and all further documents, financing statements, agreements (including guarantee agreements and security agreements) and instruments, and take all such further actions (including the filing and recording of financing statements, fixture filings and other documents), that may be required under any applicable law, or which the Administrative Agent or Required Lenders may reasonably request, to effectuate the transactions contemplated by the Secured Documents or to grant, preserve, protect or perfect (including as a result of any change in applicable law) the Liens created or intended to be created by the Security Documents or the validity or priority of any such Lien, all at the expense of the Parent. The Parent also agrees to provide to the Administrative Agent, from time to time upon request, evidence reasonably satisfactory to the Administrative Agent as to the perfection and priority of the Liens created or intended to be created by the Security Documents.

         (b) The Parent hereby covenants and agrees that, if at any time on or after the date hereof any asset or property acquired, owned or held by or on behalf of any Parent Group Member that constitutes or would constitute Collateral is not subject to a perfected Lien of the Administrative Agent hereunder with the priority required hereby (except as a result of the Administrative Agent's failure to maintain possession of any instrument, stock certificate or other similar document delivered to it hereunder or as a result of such asset or property being used or disposed of in a manner expressly permitted by any Loan Document), then the Parent shall, at its own cost and expense, promptly (i) notify the Administrative Agent thereof and (ii) execute and deliver or cause the applicable Guarantor to execute and deliver, any and all agreements, instruments and other documents, and take all further action (including the filing and recording of financing statements and other documents), that may be necessary or reasonably requested by the Administrative Agent to cause such asset or property to become subject to a perfected Lien of the Administrative Agent hereunder (including, where applicable, perfection by establishing "sole dominion and control" within the meaning of the common law and "control" within the meaning of the UCC), with the priority required hereby.

         (c) If any material assets are acquired by any Parent Group Member after the Agreement Date (other than assets constituting Collateral under the Security Documents that become subject to the Lien of the Security Documents upon acquisition thereof, and other than assets upon which the Administrative Agent has a first perfected Lien), the Parent will notify the Credit Parties thereof, and, if requested by the Administrative Agent or the Required Lenders, the Parent will cause such assets to be subjected to a Lien securing the Obligations and will take, and cause each other Parent Group Member to take, such actions as shall be necessary or reasonably requested by the Administrative Agent to grant and perfect such Liens, including actions described in paragraph
(a) of this Section, all at the expense of the Parent.

         (d) If the Administrative Agent or the Required Lenders shall notify the Parent that they require any Parent Group Member to deposit and maintain with the Administrative Agent as Collateral all cash and cash equivalents of any Parent Group Member, the Parent will cause such cash and cash equivalents to be deposited and maintained with the Administrative Agent and subjected to a Lien securing the Obligations and will take, and cause each such other Parent Group Member to take, such actions as shall be necessary or reasonably requested by the Administrative Agent to grant and perfect such Liens, including actions described in paragraph (a) of this Section, all at the expense of the Parent, provided that, so long as no Default or Event of Default shall have occurred and be continuing, each Parent Group Member shall have access to such cash and cash equivalents on deposit and maintained with the Administrative Agent.

         Section 10.13 Environmental Compliance

         The Parent will, and will cause each other Parent Group Member to, use and operate all of its facilities and property in compliance with all Environmental Laws, keep all necessary permits, approvals, certificates, licenses and other authorizations relating to environmental matters in effect and remain in compliance therewith, and handle all Hazardous Materials in compliance with all applicable Environmental Laws, except where noncompliance with any of the foregoing could not reasonably be expected to have a Material Adverse Effect.

         Section 10.14 Net Proceeds

         In the event that any Parent Group Member receives Net Proceeds in respect of a Reduction Event, such Parent Group Member shall, directly or indirectly, make a capital contribution thereof to the Borrower to enable the Borrower to prepay the Loans pursuant to the provisions of the Credit Agreement.

         Section 10.15 Landlord Consent Agreements

         (a) The Parent shall, and shall cause each Parent Group Member to, use its best efforts to obtain, within 90 days of the date hereof, counterparts of a Landlord Consent Agreement in the form of Exhibit H to the Credit Agreement or such other form reasonably acceptable to the Administrative Agent, signed on behalf of each applicable Parent Group Member and the applicable landlord of the leased properties disclosed on Schedule 9.4.

         (b) If any Parent Group Member leases any real property after the Agreement Date (other than leases with respect to which the applicable Parent Group Member and lessor thereunder has executed and delivered a Landlord Consent Agreement), such Parent Group Member will notify the Credit Parties thereof, and the applicable Parent Group Member will use its reasonable efforts to deliver or cause to be delivered to the Administrative Agent a Landlord Consent Agreement in the form of Exhibit H to the Credit Agreement or such other form reasonably acceptable to the Administrative Agent, signed on behalf of such Parent Group Member and such lessor.

ARTICLE 11. NEGATIVE COVENANTS

Until the Revolving Commitments have expired or been terminated and the principal of and interest on each Loan and all fees and other amounts payable under the Loan Documents shall have been paid in full and all Letters of Credit have expired and all LC Disbursements have been reimbursed, each Parent Group Member covenants and agrees with the Credit Parties that:

         Section 11.1 Indebtedness

         (a) The Parent will not, and will not permit any other Parent Group Member to, create, incur, assume or permit to exist any Indebtedness, except:

         (i) Indebtedness under the Loan Documents;

         (ii) Indebtedness existing on the date hereof and set forth in Schedule 11.1, but not any extensions, renewals or replacements of any such Indebtedness;

         (iii) Indebtedness of any Parent Group Member incurred to finance the acquisition, construction or improvement of any fixed or capital assets, including Capital Lease Obligations and any Indebtedness assumed in connection with the acquisition of any such assets or secured by a Lien on any such assets prior to the acquisition thereof, and extensions, renewals and replacements of any such Indebtedness that do not increase the outstanding principal amount thereof, provided that (A) such Indebtedness is incurred prior to or within 90 days after such acquisition or the completion of such construction or improvement and (B) the aggregate principal amount of Indebtedness permitted by this clause (iii) shall not, without duplication, together with the Indebtedness permitted under clauses (iv) and (vii) of this Section and clauses (iii), (iv) and (vii) of Section 7.1 of the Credit Agreement exceed $5,000,000 in the aggregate at any time outstanding;

         (iv) Indebtedness of any Person that becomes a Parent Group Member after the Agreement Date, provided that (A) such Indebtedness exists at the time such Person becomes a Parent Group Member and is not created in contemplation of or in connection with such Person becoming a Subsidiary and (B) the aggregate principal amount of Indebtedness permitted by this clause (iv) shall not, without duplication, together with the Indebtedness permitted under clauses
(iii) and (vii) of this Section and clauses (iii), (iv) and (vii) of Section 7.1 of the Credit Agreement exceed $5,000,000 in the aggregate at any time outstanding;

         (v) Indebtedness of any Parent Group Member to any other Parent Group Member;

         (vi) Guarantees by any Parent Group Member of Indebtedness of any other Parent Group Member; and

         (vii) other unsecured Indebtedness of the Parent Group Members, provided that the aggregate principal amount of Indebtedness permitted by this clause (vii) shall not, without duplication, together with the Indebtedness permitted under clauses (iii) and (iv) of this Section and clauses (iii), (iv) and (vii) of Section 7.1 of the Credit Agreement exceed $5,000,000 in the aggregate at any time outstanding.

         (b) The Parent will not, and it will not permit any Parent Group Member to, issue any preferred Equity Interest, other than preferred Equity Interests issued by any Parent Group Member to the Parent.

         Section 11.2 Liens

         The Parent will not, and will not permit any other Parent Group Member to, create, incur, assume or permit to exist any Lien on any property or asset now owned or hereafter acquired by it, or assign or sell any income or revenues (including accounts receivable) or rights in respect of any thereof, except:

         (a) Liens created under the Loan Documents;

         (b) Permitted Encumbrances;

         (c) any Lien on any property or asset of any Parent Group Member existing on the Agreement Date and set forth in Schedule 11.2, provided that (i) such Lien shall not apply to any other property or asset of any Parent Group Member and (ii) such Lien shall secure only those obligations which it secures on the Agreement Date and any extensions, renewals and replacements thereof that do not increase the outstanding principal amount thereof;

         (d) security interests on fixed or capital assets acquired, constructed or improved by any Parent Group Member, provided that (i) such security interests secure Indebtedness permitted by clause (iii) of Section 11.1, (ii) such security interests and the Indebtedness secured thereby are incurred prior to or within 90 days after such acquisition or the completion of such construction or improvement, (iii) the Indebtedness secured thereby does not exceed the cost of acquiring, constructing or improving such fixed or capital assets and (iv) such security interests shall not apply to any other property or assets of any Parent Group Member; and

         (e) security interests existing on any property or asset prior to the acquisition thereof by any Parent Group Member or existing on any property or asset of any Person that becomes a Parent Group Member after the Agreement Date prior to the time such Person becomes a Parent Group Member, provided that (i) such security interests secure Indebtedness permitted by clause (iv) of Section 11.1, (ii) such security interests are not created in contemplation of or in connection with such acquisition or such Person becoming a Parent Group Member, as applicable, (iii) such security interests shall not apply to any other property or assets of any Parent Group Member and (iv) such security interests shall secure only the Indebtedness that they secure on the date of such acquisition or the date such Person becomes any Parent Group Member, as applicable, and any extensions, renewals and replacements thereof that do not increase the outstanding principal amount thereof.

         Section 11.3 Fundamental Changes

         (a) The Parent will not, and will not permit any Parent Group Member to, merge into or consolidate with any other Person, or permit any other Person to merge into or consolidate with it, or sell, transfer, lease or otherwise dispose of (in one transaction or in a series of transactions) all or substantially all of its assets, or all or substantially all of the Equity Interests (or all or substantially all of the Equity Interests within the meaning of clause (a) of such defined term) issued by any Parent Group Member(in each case, whether now owned or hereafter acquired), or liquidate or dissolve, except that, if at the time thereof and immediately after giving effect thereto, no Default shall or would have occurred and be continuing:

         (i) any Parent Group Member may merge into any other Parent Group Member, provided that in case of a merger involving the Parent, the Parent is the surviving entity;

         (ii) any Parent Group Member (other than the Parent) may merge with any Person in a transaction that is not permitted by clause (i) of this Section 11.3(a), provided that such merger is permitted by Sections 11.4 or 11.5, as applicable;

         (iii) any Parent Group Member may sell, transfer, lease or otherwise dispose of all or substantially all of its assets to any other Parent Group Member;

         (iv) any Parent Group Member may sell, transfer, lease or otherwise dispose of its assets in a transaction that is not permitted by clause (iii) of this Section 11.3(a), provided that such sale, transfer, lease or other disposition is also permitted by Section 11.5; and

         (v) any Parent Group Member (other than the Parent) may liquidate or dissolve if the Parent determines in good faith that such liquidation or dissolution is in the best interests of the Parent and is not materially disadvantageous to the Lenders.

         (b) The Parent will not, and will not permit any other Parent Group Member to, engage to any material extent in any business other than businesses of the type conducted by it on the Agreement Date and businesses which are now directly related thereto.

         Section 11.4 Investments, Loans, Advances, Guarantees and Acquisitions

         The Parent will not, and will not permit any other Parent Group Member to, purchase, hold or acquire (including pursuant to any merger) any capital stock, evidences of indebtedness or other securities (including any option, warrant or other right to acquire any of the foregoing) of, make or permit to exist any loans or advances to, make or permit to exist any Guarantees of any obligations of, or make or permit to exist any investment or any other interest in, any other Person, or purchase or otherwise acquire (in one transaction or a series of transactions (including pursuant to any merger)) any assets of any other Person constituting a business unit, except:

         (a) Permitted Investments;

         (b) investments existing on the Agreement Date and set forth in
Schedule 11.4;

         (c) investments made by the Parent in the Equity Interests of the Borrower and any other Parent Group Member and made by any other Parent Group Member in the Equity Interests of any other Parent Group Member;

         (d) loans or advances made by any Parent Group Member to any other Parent Group Member, provided that any such loans and advances made by a Parent Group Member shall be evidenced by a promissory note which shall be pledged pursuant to the Security Agreement;

         (e) acquisitions made by any Parent Group Member from any other Parent Group Member;

         (f) Guarantees permitted by Section 11.1; and

         (g) if at the time thereof and immediately after giving effect thereto no Default shall have occurred and be continuing other investments, loans, advances, Guarantees and acquisitions, provided that the sum of (i) the aggregate consideration paid by any Parent Group Member in connection with all such acquisitions, (ii) the aggregate amount of all such investments, loans and advances outstanding and (iii) the amount of obligations and liabilities outstanding in the aggregate that is Guaranteed pursuant to all such Guarantees, shall not, together with all amounts expended under Section 7.4(g) of the Credit Agreement, exceed $2,500,000 at any time.

         Section 11.5 Asset Sales

         The Parent will not, and will not permit any other Parent Group Member to, sell, transfer, lease or otherwise dispose (including pursuant to a merger) of any asset, including any Equity Interest, nor will the Parent permit any other Parent Group Member to issue any additional Equity Interests, except:

         (a) sales, transfers, leases and other dispositions of inventory, used or surplus equipment and Permitted Investments, in each case in the ordinary course of business;

         (b) sales, transfers, leases and other dispositions made by any Parent Group Member to any other Parent Group Member;

         (c) other sales, transfers, leases and dispositions of assets provided that the aggregate amount of sales, transfers, leases and dispositions permitted by this clause (c) and Section 7.5(c) of the Credit Agreement shall not exceed $2,500,000 in the aggregate at any time outstanding; and

         (d) issuances of Equity Interests by any Parent Group Member to the Parent.

         Section 11.6 Sale and Lease-Back Transactions

         The Parent will not, and will not permit any other Parent Group Member to, enter into any arrangement, directly or indirectly, with any Person whereby it shall sell or transfer any property, real or personal, used or useful in its business, whether now owned or hereafter acquired, and thereafter rent or lease such property or other property that it intends to use for substantially the same purpose or purposes as the property being sold or transferred.

         Section 11.7 Hedging Agreements

         The Parent will not, and will not permit any other Parent Group Member to, enter into any Hedging Agreement, other than Hedging Agreements entered into in the ordinary course of business to hedge or mitigate risks to which any Parent Group Member is exposed in the conduct of its business or the management of its liabilities.

         Section 11.8 Restricted Payments

         The Parent will not, and will not permit any other Parent Group Member to, declare or make, or agree to pay for or make, directly or indirectly, any Restricted Payment, except that (i) the Parent may declare and pay dividends with respect to its Equity Interests payable solely in perpetual common Equity Interests, (ii) any Parent Group Member may declare and pay dividends with respect to its Equity Interests to the Parent or any other Parent Group Member, and (iii) provided that both immediately before and after giving effect thereto no Default shall or would exist, the Parent may declare and make one or more Restricted Payments.

         Section 11.9 Restrictive Agreements

         The Parent will not, and will not permit any other Parent Group Member to, directly or indirectly, enter into, incur or permit to exist any agreement or other arrangement binding on any Parent Group Member that prohibits, restricts or imposes any condition upon (i) the ability of any Parent Group Member to create, incur or permit to exist any Lien upon any of its property or assets (unless such agreement or arrangement does not prohibit, restrict or impose any condition upon the ability of any Loan Party to create, incur or permit to exist any Lien in favor of the Secured Parties created under the Loan Documents) or (ii) the ability of any Parent Group Member (other than the Parent) to pay dividends or other distributions with respect to any of its Equity Interests or to make or repay loans or advances to any Loan Party or to Guarantee Indebtedness of the Parent or any of its subsidiaries, provided that
(a) the foregoing shall not apply to restrictions and conditions imposed by law or by the Loan Documents, (b) the foregoing shall not apply to restrictions and conditions existing on the Agreement Date identified on Schedule 11.10 (but shall apply to any extension or renewal of, or any amendment or modification expanding the scope of, any such restriction or condition), (c) the foregoing shall not apply to customary restrictions and conditions contained in agreements relating to the sale of a Parent Group Member (other than the Parent) pending such sale, provided that such restrictions and conditions apply only to the Parent Group Member that is to be sold and such sale is permitted hereunder, (d) clause (i) of this Section shall not apply to restrictions or conditions imposed by any agreement relating to secured Indebtedness permitted hereby if such restrictions or conditions apply only to the property or assets securing such Indebtedness and (e) clause (i) of this Section shall not apply to customary provisions in leases restricting the assignment thereof.

         Section 11.10 Organizational Documents

         The Parent will not, and will not permit any other Parent Group Member to, amend, modify or waive any of its rights under its certificate of incorporation, by-laws or other organizational documents, other than immaterial amendments, modifications or waivers that would not reasonably be expected to adversely affect the Credit Parties, provided that the Parent shall deliver or cause to be delivered to the Administrative Agent and each Lender a copy of each such amendment, modification or waiver promptly after the execution and delivery thereof).

ARTICLE 12. TERMINATION

         The guarantees made hereunder (i) shall terminate when all the Obligations have been finally and indefeasibly paid in full in cash, the Issuing Bank and the Lenders have no further commitment to lend or otherwise extend credit under the Credit Agreement and all outstanding Letters of Credit shall have been canceled and returned to the Issuing Bank and (ii) shall continue to be effective or be reinstated, as applicable, if at any time payment, or any part thereof, of any Obligation is rescinded or must otherwise be restored by any Secured Party or any Guarantor upon the bankruptcy or reorganization of any Loan Party or otherwise.

ARTICLE 13. BINDING EFFECT; SEVERAL AGREEMENT; ASSIGNMENTS

         Whenever in this Guarantee Agreement any of the parties hereto is referred to, such reference shall be deemed to include the successors and assigns of such party; and all covenants, promises and agreements by or on behalf of any Guarantor that are contained in this Guarantee Agreement shall bind and inure to the benefit of each party hereto and its successors and assigns. This Guarantee Agreement shall become effective as to any Guarantor when a counterpart hereof executed on behalf of such Guarantor shall have been delivered to the Administrative Agent and a counterpart hereof shall have been executed on behalf of the Administrative Agent, and thereafter shall be binding upon such Guarantor and the Administrative Agent and their respective successors and assigns, and shall inure to the benefit of such Guarantor, the Administrative Agent and the other Secured Parties, and their respective successors and assigns, except that no Guarantor shall have the right to assign its rights or obligations hereunder or any interest herein (and any such attempted assignment shall be void), except as expressly contemplated by this Guarantee Agreement or the other Loan Documents. If any of the equity interests in any Guarantor (other than the Parent) is sold, transferred or otherwise disposed of pursuant to a transaction permitted by the Loan Documents and, immediately after giving effect thereto, such Guarantor shall no longer be a subsidiary of the Parent, then the obligations of such Guarantor under this Guarantee Agreement shall be automatically released. This Guarantee Agreement shall be construed as a separate agreement with respect to each Guarantor and may be amended, modified, supplemented, waived or released with respect to any Guarantor without the approval of any other Guarantor and without affecting the obligations of any other Guarantor hereunder.

ARTICLE 14. WAIVERS; AMENDMENT

         Section 14.1 No Waiver

         No failure or delay of the Administrative Agent in exercising any power or right hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such right or power, or any abandonment or discontinuance of steps to enforce such a right or power, preclude any other or further exercise thereof or the exercise of any other right or power. The rights and remedies of the Administrative Agent hereunder and of the other Secured Parties under the other Loan Documents are cumulative and are not exclusive of any rights or remedies that they would otherwise have. No waiver of any provision of this Guarantee Agreement or any other Loan Document or consent to any departure by any Guarantor therefrom shall in any event be effective unless the same shall be permitted by Section 14.2, and then such waiver or consent shall be effective only in the specific instance and for the purpose for which given. No notice or demand on any Guarantor in any case shall entitle such Guarantor to any other or further notice or demand in similar or other circumstances.

         Section 14.2 Amendments, etc.

         Neither this Guarantee Agreement nor any provision hereof may be waived, amended or modified except pursuant to a written agreement entered into by, between or among the Administrative Agent and the Guarantor or Guarantors with respect to which such waiver, amendment or modification is to apply, subject to any consent required in accordance with Section 10.2 of the Credit Agreement.

ARTICLE 15. NOTICES

         All communications and notices hereunder shall be in writing and given as provided in Section 10.1 of the Credit Agreement. All communications and notices hereunder to each Subsidiary Guarantor shall be given to it at its address set forth on Schedule I hereto, with a copy to the Borrower. All communications and notices hereunder to each Parent Group Member shall be given to it c/o the Parent at 500 University Court, Blackwood, New Jersey 08012,
Attention: Leslie Gordon, Chief Financial Officer (Telephone No. (856) 228-6700 ext. 109); Facsimile No. (856) 228-0080), with a copy to the Borrower.

ARTICLE 16. SURVIVAL OF AGREEMENT; SEVERABILITY

         Section 16.1 Survival of Agreement

         All covenants, agreements, representations and warranties made by the Guarantors herein and in the certificates or other instruments prepared or delivered in connection with or pursuant to this Guarantee Agreement or any other Loan Document shall be considered to have been relied upon by the Administrative Agent and the other Secured Parties and shall survive the execution and delivery of any Loan Document, the making of any Loan and the issuance of any Letter of Credit, regardless of any investigation made by the Secured Parties or on their behalf, and shall continue in full force and effect until this Guarantee Agreement shall terminate.

         Section 16.2 Severability

         In the event any one or more of the provisions contained in this Guarantee Agreement or in any other Loan Document should be held invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein and therein shall not in any way be affected or impaired thereby (it being understood that the invalidity of a particular provision in a particular jurisdiction shall not in and of itself affect the validity of such provision in any other jurisdiction). The parties shall endeavor in good-faith negotiations to replace the invalid, illegal or unenforceable provisions with valid provisions the economic effect of which comes as close as possible to that of the invalid, illegal or unenforceable provisions.

ARTICLE 17. ADDITIONAL GUARANTORS

         Upon execution and delivery after the date hereof by the Administrative Agent and a subsidiary of the Parent of an instrument in the form of Annex 1, such subsidiary shall become a Guarantor hereunder with the same force and effect as if originally named as a Guarantor herein. The execution and delivery of any such instrument shall not require the consent of any other Guarantor hereunder. The rights and obligations of each Guarantor hereunder shall remain in full force and effect notwithstanding the addition of any new Subsidiary Guarantor as a party to this Guarantee Agreement.

ARTICLE 18. RIGHT OF SETOFF

         If an Event of Default shall have occurred and be continuing, each Secured Party is hereby authorized at any time and from time to time, to the fullest extent permitted by applicable law, to setoff and apply any and all deposits (general or special, time or demand, provisional or final) at any time held and other Indebtedness at any time owing by such Secured Party to or for the credit or the account of any Guarantor against any or all the obligations of such Guarantor now or hereafter existing under this Guarantee Agreement and the other Loan Documents held by such Secured Party, irrespective of whether or not such Secured Party shall have made any demand under this Guarantee Agreement or any other Loan Document and although such obligations may be unmatured. The rights of each Secured Party under this Article are in addition to other rights and remedies (including other rights of setoff) which such Secured Party may have.

ARTICLE 19. GOVERNING LAW; JURISDICTION; VENUE; WAIVER OF JURY TRIAL

         Section 19.1 GOVERNING LAW

         THIS GUARANTEE AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

         Section 19.2 Consent to Jurisdiction

         Each Guarantor hereby irrevocably and unconditionally submits, for itself and its property, to the nonexclusive jurisdiction of any New York State court or Federal court of the United States of America sitting in New York City, and any appellate court from any thereof, in any action or proceeding arising out of or relating to this Guarantee Agreement or the other Loan Documents, or for recognition or enforcement of any judgment, and each of the parties hereto hereby irrevocably and unconditionally agrees that, to the extent permitted by applicable law, all claims in respect of any such action or proceeding may be heard and determined in such New York State court or, to the extent permitted by applicable law, in such Federal court. Each of the parties hereto agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. Nothing in this Guarantee Agreement shall affect any right that the Administrative Agent or any other Secured Party may otherwise have to bring any action or proceeding relating to this Guarantee Agreement or the other Loan Documents against any Guarantor, or any of its property, or in the courts of any jurisdiction.

Section 19.3 Waiver of Objection to Venue

         Each Guarantor hereby irrevocably and unconditionally waives, to the fullest extent it may legally and effectively do so, any objection that it may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to this Guarantee Agreement or the other Loan Documents in any court referred to in Section 19.2. Each of the parties hereto hereby irrevocably waives, to the fullest extent permitted by applicable law, the defense of an inconvenient forum to the maintenance of such action or proceeding in any such court.

         Section 19.4 Consent to Service of Process

         Each party to this Guarantee Agreement irrevocably consents to service of process in the manner provided for notices in Article 15. Nothing in this Guarantee Agreement will affect the right of any party to this Guarantee Agreement to serve process in any other manner permitted by law.

         Section 19.5 WAIVER OF JURY TRIAL

         EACH PARTY HERETO HEREBY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION DIRECTLY OR INDIRECTLY ARISING OUT OF, UNDER OR IN CONNECTION WITH THIS GUARANTEE AGREEMENT. EACH PARTY HERETO (I) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (II) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS GUARANTEE AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION.

ARTICLE 20. MISCELLANEOUS

         Section 20.1 Headings

         Article and Section headings and the Table of Contents used herein are for convenience of reference only, are not part of this Agreement and shall not affect the construction of, or be taken into consideration in interpreting, this Agreement.

         Section 20.2 Counterparts

         This Guarantee Agreement may be executed in counterparts (and by different parties hereto on different counterparts), each of which shall constitute an original, but all of which, when taken together, shall constitute but one contract (subject to Article 13), and shall become effective as provided in Article 13. Delivery of an executed counterpart of this Guarantee Agreement by facsimile transmission shall be as effective as delivery of a manually executed counterpart of this Guarantee Agreement.

                  [REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

                            A.C. MOORE INCORPORATED
                              GUARANTEE AGREEMENT

         IN WITNESS WHEREOF, the parties hereto have duly executed this Guarantee Agreement as of the day and year first above written.

                                        A.C. MOORE INCORPORATED

                                        By:     /s/   Leslie H. Gordon
                                               ---------------------------------
                                        Name:         Leslie H. Gordon
                                               ---------------------------------
                                        Title:        Chief Financial Officer
                                               ---------------------------------




                                        A.C. MOORE ARTS & CRAFTS, INC.

                                        By:     /s/   Leslie H. Gordon
                                               ---------------------------------
                                        Name:         Leslie H. Gordon
                                               ---------------------------------
                                        Title:        Chief Financial Officer
                                               ---------------------------------




                                        MOORESTOWN FINANCE, INC.
                                        BLACKWOOD ASSETS, INC.


                                        By:     /s/   Leslie H. Gordon
                                               ---------------------------------
                                        Name:         Leslie H. Gordon
                                               ---------------------------------
                                        Title:        Chief Financial Officer
                                               ---------------------------------


                                        EACH OF THE SUBSIDIARIES OF THE
                                        BORROWER LISTED ON THE SCHEDULE I
                                        HERETO


                                        By:
                                               ---------------------------------
                                        Name:
                                               ---------------------------------
                                        Title:
                                               ---------------------------------

                            A.C. MOORE INCORPORATED
                              GUARANTEE AGREEMENT


KEYBANK NATIONAL ASSOCIATION,
as Administrative Agent

By:     /s/  Brendan Sachtjen
       ---------------------------------
Name:         Brendan Sachtjen
       ---------------------------------
Title:        Senior Vice President
       ---------------------------------